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                                                                    EXHIBIT 4.3

                      REVLON CONSUMER PRODUCTS CORPORATION

                        12% Senior Secured Notes Due 2005


                             REGISTRATION AGREEMENT


                                                              November 26, 2001

SALOMON SMITH BARNEY INC.
As Representative of the Initial Purchasers
388 Greenwich Street
New York, NY  10013

Dear Sirs:

          Revlon Consumer Products Corporation, a Delaware corporation ("Revlon" or the "Issuer"), proposes to issue and sell to Salomon Smith Barney Inc. as representative of certain initial purchasers (the "Initial Purchasers") listed on 1 of a purchase agreement dated November 19, 2001 (the "Purchase Agreement"), upon the terms set forth therein, its 12% Senior Secured Notes due 2005 (the "Notes"). Capitalized terms used but not specifically defined herein are defined in the Purchase Agreement. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to your obligations thereunder, Revlon and the Guarantors agree with you, for the benefit of the holders of the Notes (including the Initial Purchasers) (the "Holders"), as follows:

          1. Registered Exchange Offer. Revlon and the Guarantors shall, at their cost, prepare and, not later than 90 days after the Closing Date (or, if the 90th day is not a business day, the first business day thereafter) (February 25, 2002, assuming the Closing Date is November 26, 2001), shall file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "1933 Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of debt securities (the "Exchange Notes") of Revlon with terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions and interest rate increases), shall use their respective best efforts to cause the Exchange Offer Registration Statement to become effective under the 1933 Act by 180 days after the Closing Date (or, if the 180th day is not a business day, the first business day thereafter) (May 28, 2002, assuming the Closing Date is November 26, 2001) and shall use their respective

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best efforts to keep the Exchange Offer Registration Statement effective under the 1933 Act until the close of business on the 180th day following the expiration of the Registered Exchange Offer (such period being called the "Exchange Offer Registration Period") for use by Exchanging Dealers (as defined below) as contemplated in Section 3(g) below. Revlon and the Guarantors shall be deemed not to have used their respective best efforts to keep the Exchange Offer Registration Statement effective during the Exchange Offer Registration Period if Revlon or any Guarantor voluntarily takes any action that would result in Exchanging Dealers not being able to use such Registration Statement as contemplated in such Section 3(g), unless (i) such action is required by applicable law or (ii) such action is taken by Revlon or a Guarantor in good faith and for valid business reasons (not including avoidance of Revlon's and the Guarantors' obligations hereunder), including, but not limited to, the acquisition or divestiture of assets, so long as Revlon and the Guarantors promptly thereafter comply with the requirements of Section 3(j) hereof, if applicable. The Exchange Notes will be issued under the Indenture.

          Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder is not an affiliate of Revlon within the meaning of the 1933 Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States. Notwithstanding the foregoing, the Initial Purchasers, Revlon and the Guarantors acknowledge that, pursuant to current interpretations by the Commission's staff of Section 5 of the 1933 Act, and in the absence of an applicable exemption therefrom, (i) each Holder (including any Initial Purchaser) which is a broker-dealer electing to exchange the Notes, acquired for its own account as a result of market making activities or other trading activities, for the Exchange Notes (an "Exchanging Dealer"), is required to deliver a prospectus containing the information set forth in Annex A hereto on the cover, in Annex B hereto in "The Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of such prospectus in connection with a sale of any such Exchange Notes received by such Exchanging Dealer pursuant to the Registered Exchange Offer



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and (ii) each Initial Purchaser which elects to sell Exchange Notes acquired in exchange for the Notes constituting any portion of an unsold allotment is required to deliver a prospectus containing the information required by Items 507 and/or 508 of Regulation S-K under the 1933 Act, as applicable, in connection with such a sale.

          If, upon consummation of the Registered Exchange Offer, any Initial Purchaser holds the Notes constituting any portion of an unsold allotment acquired by it as part of its initial distribution, the Issuer, simultaneously with the delivery of the Exchange Notes pursuant to the Registered Exchange Offer, shall issue and deliver to such Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by such Initial Purchaser, a like principal amount of the Exchange Notes issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the 1933 Act and the securities laws of the several states of the United States) to the Notes (the "Private Exchange Notes"; the Notes, the Exchange Notes and the Private Exchange Notes being hereinafter referred to collectively as the "Securities"). The Issuer and the Guarantors will use reasonable efforts to cause the Private Exchange Notes to bear the same CUSIP number as the Exchange Notes.

          In connection with the Registered Exchange Offer, the Issuer and the Guarantors shall:

          (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (b) keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

          (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

          (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

          (e) otherwise comply in all respects with all applicable laws.


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          As soon as practicable after the close of the Registered Exchange
Offer or the Private Exchange, as the case may be, the Issuer and the Guarantors shall:

          (a) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer and the Private Exchange;

          (b) deliver to the Trustee for cancellation all Notes so accepted for exchange; and

          (c) cause the Trustee promptly to authenticate and deliver to each Holder of the Notes either Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

          The Indenture will provide that the Exchange Notes will not be subject to the transfer restrictions applicable to the Notes set forth in the Indenture and that all Securities issued under the Indenture will vote and consent together on all matters as one class and that none of the Securities issued under the Indenture will have the right to vote or consent as a class separate from one another on any matter.

          Notwithstanding any other provisions hereof, the Issuer and the Guarantors shall ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          Each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the


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Notes or the Exchange Notes within the meaning of the 1933 Act, (iii) such
Holder is not an "affiliate", as defined in Rule 405 of the 1933 Act, of Revlon or if it is an affiliate, such Holder acknowledges that it must comply with the registration and prospectus delivery requirements of the 1933 Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes and
(v) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for the Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

          2. Shelf Registration. If, (i) because of any change in law or applicable interpretations thereof by the Commission's staff, the Issuer determines that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 1 hereof, (ii) for any other reason the Registered Exchange Offer is not consummated by the 210th day after the Closing Date (or, if such day is not a business day, the first business day thereafter) (June 24, 2002, assuming the Closing Date is November 26, 2001), (iii) any Initial Purchaser so requests with respect to the Notes (or Private Exchange Notes) held by it following consummation of the Registered Exchange Offer, (iv) any Holder (other than an Exchanging Dealer) is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder (other than an Exchanging Dealer) or Initial Purchaser that participates in the Registered Exchange Offer, such Holder or Initial Purchaser does not receive freely tradeable Exchange Notes in exchange for the exchanged Notes (in the case of an Initial Purchaser constituting any portion of an unsold allotment) (it being understood that the requirement that an Initial Purchaser deliver a prospectus in connection with sales of the Exchange Notes acquired in the Registered Exchange Offer in exchange for the Notes acquired as a result of market-making activities or other trading activities, shall not result in such Exchange Notes not being "freely tradeable" for purposes of this Section 2) or (v) if the Issuer so elects, the following provisions shall apply:

          (a) The Issuer and the Guarantors shall, at their cost, as promptly as practicable file with the Commission and thereafter shall use their best efforts to cause to be declared effective a shelf registration statement on an appropriate form under the 1933 Act relating to the offer and sale of the Notes by the Holders or the Exchange Notes or the Private Exchange Notes by the Initial Purchasers, as


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applicable, from time to time in accordance with the methods of distribution elected by such Holders or the Initial Purchasers, as applicable, and set forth in such registration statement (hereafter, a "Shelf Registration Statement" and, together with any Exchange Offer Registration Statement, a "Registration Statement").

          (b) The Issuer and the Guarantors shall use their best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by Holders or the Initial Purchasers, as applicable, for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant to the Registration Statement or when, in the opinion of outside counsel to the Issuer, which is reasonably satisfactory in form and substance to counsel for the Initial Purchasers, all such Notes may be sold without registration under the 1933 Act and unlegended certificates representing the Securities may be given to the holders thereof (in any such case, such period being called the "Shelf Registration Period"). The Issuer and the Guarantors shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if Revlon or any Guarantor voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (i) such action is required by applicable law, or
(ii) such action is taken by Revlon or a Guarantor in good faith and for valid business reasons (not including avoidance of Revlon's and the Guarantors' obligations hereunder), including, but not limited to, the acquisition or divestiture of assets, so long as the Issuer and the Guarantors promptly thereafter comply with the requirements of Section 3(j) hereof, if applicable.

          (c) Notwithstanding any other provisions hereof, the Issuer and the Guarantors shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a


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material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          3. Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

          (a) The Issuer and the Guarantors shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably may propose; (ii) include the information set forth in Annex A hereto on the cover, in Annex B hereto in "The Exchange Offer" section, and in Annex C hereto in the "Plan of Distribution" section of the prospectus forming a part of the Exchange Offer Registration Statement, and include the information set forth in Annex D hereto in the Letter of Transmittal delivered pursuant to the Registered Exchange Offer; (iii) if requested by an Initial Purchaser, include the information required by Items 507 and/or 508 of Regulation S-K under the 1933 Act, as applicable, in the prospectus forming a part of the Registration Statement; and (iv) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement, as selling security holders.

          (b) (1) The Issuer and the Guarantors shall advise you (which notice pursuant to clause (ii) shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made) and, in the case of a Shelf Registration Statement, the Holders of Securities included therein, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Issuer a telephone or facsimile number or address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing:

               (i) when any Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

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               (ii) of any request by the Commission for amendments or
          supplements to the Registration Statement or the prospectus included therein or for additional information.

          (2) The Issuer and the Guarantors shall advise you and, in the case of a Shelf Registration Statement, Holders of Securities included therein, and, in the case of an Exchange Offer Registration Statement, any Exchanging Dealer which has provided in writing to the Issuer a telephone or facsimile number or address for notices, and, if requested by you or any such Holder or Exchanging Dealer, confirm such advice in writing;

               (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (ii) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (iii) of the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

          (c) The Issuer and the Guarantors shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

          (d) The Issuer and the Guarantors shall furnish to each Holder of Securities included within the coverage of any Shelf Registration Statement (including any Exchanging Dealer which so requests in writing or any Initial Purchaser), without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those incorporated by reference).

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          (e) The Issuer and the Guarantors shall, during the Shelf Registration
     Period, deliver to each Holder of Securities included within the coverage of any Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Issuer and the Guarantors consent to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the prospectus or any amendment or supplement thereto.

          (f) The Issuer and the Guarantors shall furnish to each Exchanging Dealer or Initial Purchaser, as applicable, which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Exchanging Dealer or Initial Purchaser, as applicable, so requests in writing, all exhibits (including those incorporated by reference).

          (g) The Issuer and the Guarantors shall, during the Exchange Offer Registration Period, promptly deliver to each broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act")) of Exchange Notes received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer") and such other persons as may be required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as such person may reasonably request for delivery by such person in connection with a sale of Exchange Notes received by it pursuant to the Registered Exchange Offer; and the Issuer and the Guarantors consent to the use of the prospectus or any amendment or supplement thereto by any such Participating Broker-Dealer or other person as aforesaid.

          (h) Prior to any public offering of Securities pursuant to any Registration Statement, the Issuer and the Guarantors shall register or qualify or cooperate with the Holders of Securities included therein and their respective counsel in connection with the registration or qualification of such Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such

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                                                                              10


Registration Statement; provided, however, that Revlon and the Guarantors shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (i) The Issuer and the Guarantors shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request prior to sales of the Securities pursuant to such Shelf Registration Statement.

          (j) Upon the occurrence of any event contemplated by paragraph
(b)(2)(iii) above, the Issuer and the Guarantors shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Issuer notifies the Initial Purchasers, the Holders and any known Participating Broker-Dealer in accordance with paragraphs (1)(ii) or (2)(i) through (iii) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchasers, the Holders and any such Participating Broker-Dealers shall suspend use of such prospectus.

          (k) Not later than the effective date of the applicable Registration Statement, the Issuer and the Guarantors shall provide a CUSIP number for the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and provide the trustee with printed certificates for the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company (it being expressly understood that the Exchange Notes will continue to be held in book-entry form in the same manner as the Notes).

          (l) The Issuer and the Guarantors shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the


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                                                                              11



applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the 1933 Act.

          (m) The Issuer and the Guarantors shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Issuer and the Guarantors shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

          (n) The Issuer may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer such information regarding the Holder and the distribution of such Securities as the Issuer may from time to time reasonably require for inclusion in such Registration Statement, and the Issuer may exclude from such Registration Statement the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

          (o) The Issuer and the Guarantors shall enter into such customary agreements (including if requested an underwriting agreement in customary form) and take all such other action, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration Statement.

          (p) In the case of any Shelf Registration Statement, the Issuer and the Guarantors shall (i) make reasonably available for inspection by the Holders, and any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Issuer and the Guarantors and (ii) cause the Issuer's and the Guarantors' respective officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement.

          (q) In the case of any Exchange Offer Registration Statement, the Issuer and the Guarantors shall (i) make reasonably available for inspection by the Initial Purchasers, but in each case only in such firm's capacity as an Exchanging Dealer and with the express understanding that each such firm shall be acting solely for itself and not on behalf of any other party, including, without limitation, any other Exchanging Dealer, all relevant financial and other records, pertinent corporate documents and properties

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                                                                              12


of the Issuer and the Guarantors and (ii) cause the Issuer's and the Guarantors' respective officers, directors and employees to supply all information reasonably requested by any of them.

          (r) In the case of any Shelf Registration Statement, the Issuer and the Guarantors, if requested by any Holder, shall cause (x) their counsel to deliver an opinion relating to the Securities included within the coverage of such Shelf Registration Statement in customary form, (y) their respective officers to execute and deliver all customary documents and certificates requested by any underwriters of the Securities and (z) their independent public accountants to provide to the selling Holders and any underwriter therefor a comfort letter in customary form.

          (s) In the case of any Exchange Offer Registration Statement, the Issuer and the Guarantors, if requested by the Initial Purchasers, but in each case only in such firm's capacity as an Exchanging Dealer and with the express understanding that each such firm shall be acting solely for itself and not on behalf of any other party, including, without limitation, any other Exchanging Dealer, in connection with any prospectus delivery as contemplated in paragraph
(g) above, shall use their best efforts to cause, on and as of the effective date of the Exchange Offer Registration Statement, (x) their counsel to deliver an opinion relating to the Exchange Offer Registration Statement and the Exchange Notes in customary form, (y) their respective officers to execute and deliver all customary documents and certificates requested and (z) their independent public accountants to provide a comfort letter in customary form, subject to receipt of appropriate documentation (including the delivery of a customary representation letter), as contemplated by Statement on Auditing Standards No. 72.

          (t) If a Registered Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Notes by Holders to the Issuer (or to such other person as directed by the Issuer) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuer shall mark, or cause to be marked, on the Notes so exchanged that such Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall the Notes be marked as paid or otherwise satisfied.

          (u) The Issuer shall pay interest on the Notes for failure to comply with its and the Guarantors'

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                                                                              13


obligations under Section 1 or Section 2, as applicable, in accordance with the terms of the Notes.

          4. Registration Expenses. Revlon and the Guarantors shall bear all expenses incurred in connection with the performance of its obligations under Sections 1, 2 and 3 hereof and, in the event of any Shelf Registration Statement, shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Holders of a majority in principal amount of the Securities to be registered thereunder to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, shall reimburse the Initial Purchasers, as applicable, for the reasonable fees and disbursements of counsel in connection therewith, whether or not the Exchange Offer Registration Statement or a Shelf Registration Statement is filed or becomes effective.

          5. Indemnification. (a) In the event of a Shelf Registration or in connection with any prospectus delivery pursuant to a Registered Exchange Offer by an Exchanging Dealer as contemplated in Section 3(g) above, Revlon and the Guarantors shall indemnify and hold harmless each Holder and each person, if any, who controls such Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental or regulatory agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 5(c) hereof, the fees and disbursements of counsel chosen by the


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                                                                              14


          indemnified party reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental or regulatory agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission);

     provided, however, that (i) this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by the indemnified party expressly for use in such Registration Statement and (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Holder (or any person controlling such Holder) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the final prospectus (or the final prospectus as supplemented) at or prior to the confirmation of the sale of such Securities to such person and (A) the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the final prospectus (or the final prospectus as supplemented) and (B) such Holder had previously been furnished by or on behalf of the Issuer (prior to the date of mailing by such Holder of the applicable confirmation) with a sufficient number of copies of the final prospectus as so amended or supplemented.

          (b) In the event of a Shelf Registration Statement, each Holder shall indemnify and hold harmless the Issuer and the Guarantors, their respective directors and officers and each person, if any, who controls the Issuer or any Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto) in reliance on and in conformity with written information furnished to the Issuer by such Holder expressly for use in the Registration Statement (or in such amendment or supplement); provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities pursuant to the Registration Statement.

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement, except to the extent actually prejudiced thereby. If any such claim or action shall be brought against an indemnified party, the indemnified party shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation); provided, however, if the defendants in any such action include both an indemnified party and an indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties under this Section 5 shall have the right to employ not more than one counsel (in addition to any local counsel) to represent them and, in that event, the fees and expenses of not more than one such separate counsel (in addition to any local counsel) shall be paid by the indemnifying party, as such expenses are incurred. No indemnifying party shall be liable for any settlement effected without its written consent. An indemnifying party shall not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) To provide for just and equitable contribution in circumstances in which the indemnity provided for in Sections 5(a) through (c) hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, Revlon and the Guarantors, on the one hand, and the applicable Holder or Holders, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity incurred by Revlon and the Guarantors and such Holder or Holders, as incurred, in such proportions that Revlon and the Guarantors are responsible for that portion represented by the percentage that the aggregate consideration received by Revlon from the sale by it of the Securities sold by such Holder bears to the aggregate principal amount of Securities sold by such Holder and such Holder is responsible for the balance; provided, however, that no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person, if any, who controls a Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Holder and each director and officer of Revlon and each person, if any, who controls Revlon within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Revlon.

          (e) The agreements contained in this Section 5 shall survive the sale of the Securities pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any indemnified party.

          6. Underwritten Registrations. (a) "Transfer Restricted Notes" means each Security until (i) the date on which such Transfer Restricted Note has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Note in the Registered Exchange Offer, (ii) following the exchange by a broker-dealer in the Registered Exchange Offer of a Transfer Restricted Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Transfer Restricted Note has been effectively registered under the 1933 Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Transfer Restricted Note is distributed to the public pursuant to Rule 144 under the 1933 Act or is saleable pursuant to Rule 144(k) under the 1933 Act.

               (b) If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Notes to be included in such offering.

               No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

               7. Miscellaneous. (a) Amendment and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless Revlon has obtained the written consent of Holders of a majority in aggregate principal amount of the Securities.

               (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 7(b), which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Initial Purchasers;

               (ii) if to the Initial Purchasers, initially at the respective addresses set forth in the Purchase Agreement with copies to the parties specified therein; and

               (iii) if to the Issuer or any Guarantor, initially at the address of the Issuer set forth in the Purchase Agreement, with copies to the parties specified therein.

               All such notices and communications shall be deemed to have been duly given when received.

               The Initial Purchasers or Revlon by notice to the other may designate additional or different addresses for subsequent notices or communications.

               (c) Successors and Assigns. This Agreement shall be binding upon Revlon and the Guarantors and their respective successors and assigns.

               (d) Counterparts. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (e) Headings. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Specified times of day refer to New York City time.

               (g) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (h) Securities Held by the Issuer. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Issuer or any of its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

               (i) No Inconsistent Agreements. Revlon and the Guarantors have not, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

               (j) Copies of Agreement. Revlon shall provide a copy of this Agreement to prospective purchasers of the Notes identified to them by the Initial Purchasers upon request.

               Please confirm that the foregoing correctly sets forth the agreement between Revlon, the Guarantors and you.


                                           Very truly yours,

                                           REVLON CONSUMER PRODUCTS
                                                           CORPORATION


                                           By:  /s/ Robert K. Kretzman
                                               --------------------------
                                                  Name: Robert K. Kretzman
                                                  Title: Senior Vice President

                                           REVLON, INC., as Parent
                                                             Guarantor


                                           By  /s/ Robert K. Kretzman
                                              --------------------------
                                                  Name: Robert K. Kretzman
                                                  Title: Senior Vice President


                                           ALMAY, INC.
                                           CARRINGTON PARFUMS, LTD.
                                           CHARLES OF THE RITZ GROUP LTD.
                                           CHARLES REVSON INC.
                                           COSMETICS & MORE INC.
                                           NORTH AMERICA REVSALE INC.
                                           PACIFIC FINANCE & DEVELOPMENT
                                              CORP.
                                           PPI TWO CORPORATION
                                           PRESTIGE FRAGRANCES, LTD.
                                           REVLON CONSUMER CORP.
                                           REVLON GOVERNMENT SALES, INC.
                                           REVLON INTERNATIONAL
                                           CORPORATION
                                           REVLON PRODUCTS CORP.
                                           REVLON REAL ESTATE CORPORATION
                                           RIROS CORPORATION
                                           RIROS GROUP INC.
                                           RIT INC.
                                           as the other Guarantors

                                             by /s/ Robert K. Kretzman
                                                ----------------------------
                                                  Name: Robert K. Kretzman
                                                  Title: Vice President and
                                                             Secretary

CONFIRMED AND ACCEPTED
    as of the date first above written:

SALOMON SMITH BARNEY INC.


By:   /s/ Marco Habert
    -----------------------------------------
    Name: Marco Habert
    Title: Vice President

                                                                      ANNEX A TO
                                                          REGISTRATION AGREEMENT




                  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for the Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution".

                                                                     ANNEX B TO
                                                         REGISTRATION AGREEMENT








                  Each broker-dealer that receives Exchange Notes for its own account in exchange for the Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution".

                                                                     ANNEX C TO
                                                         REGISTRATION AGREEMENT



                              PLAN OF DISTRIBUTION

                  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use
in connection with any such resale. In addition, until      , 200 , all dealers
effecting transactions in the Exchange Notes may be required to deliver a prospectus. 1/

                  The Issuer will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the 1933 Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.


--------
     1/ The legend required by Item 502(e) of Regulation S-K must appear on the back page of the Exchange Offer Prospectus.

                  For a period of 180 days after the Expiration Date, the Issuer will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuer has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the 1933 Act.

                                                                     ANNEX D TO
                                                         REGISTRATION AGREEMENT




                                     Rider A

    [  ] CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL
         COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:
         Address:



                                     Rider B


         If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.